PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001


Report of Independent Registered Public Accounting Firm

To the Trustees of Scudder Institutional Funds and
Shareholders of Daily Assets
Fund
Institutional:

In planning and performing our audit of the financial
 statements of Daily Assets
Fund
Institutional, a series of Scudder Institutional Funds
(the "Fund"), for the
year ended June 30,
2005, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external
purposes that are
fairly presented in conformity with generally accepted accounting principles in the United States of America. Those controls include the safeguarding of assets against
unauthorized acquisition,
use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur
and not be detected.
Also, projection of any evaluation of internal control to future periods is
subject to the risk that
controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily
 disclose all matters
in internal control
that might be material weaknesses under standards established by the Public
Company
Accounting Oversight Board (United States). A material weakness, for the purpose of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2005.

This report is intended solely for the information and use of the Trustees, management, and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


August 15, 2005